UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 15, 2021

BENEFITFOCUS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36061	46-2346314
(Commission File Number)	(IRS Employer Identification No.)

100 Benefitfocus Way, Charleston, South Carolina 29492

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (843) 849-7476

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	BNFT	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this Chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Directors

On March 15, 2021, the Board of Directors (the “Board”) of Benefitfocus, Inc. (the “Company”) appointed Coretha M. Rushing as a Class II director to hold office until the Company’s 2021 annual meeting of stockholders or until her successor is duly elected and qualified.

As previously disclosed, the Company retained Egon Zehnder, a global executive search firm, to identify and evaluate additional Board candidates. While the Board’s Nominating and Governance Committee has not formulated any specific minimum qualifications for director candidates, it has determined certain desirable characteristics including strength of character, mature judgment, career specialization, relevant technical skills, independence, and diversity. After conducting a broad and thorough process, the Nominating and Governance Committee recommended Ms. Rushing for appointment to the Board.

The Board has determined that Ms. Rushing is an independent director under the relevant SEC and Nasdaq rules. Accordingly, following Ms. Rushing’s appointment, the Board remains majority independent. Effective as of March 23, 2021, Ms. Rushing also will join the Board’s Audit Committee, which will then be comprised of Francis J. Pelzer V (Chair), Douglas A. Dennerline and Ms. Rushing.

On March 15, 2021, Ms. Rushing entered into an Independent Director Compensation Agreement in substantially the form filed by the Company with the SEC as Exhibit 10.21 to its Form 8-K on June 23, 2014. Ms. Rushing will be compensated in accordance with the Company’s compensation program for independent directors set forth in its definitive proxy statement for the 2020 annual meeting of stockholders filed with the SEC on April 29, 2020, including an initial grant of $200,000 worth of restricted stock units under the Company’s Second Amended and Restated 2012 Stock Plan, as amended.

Ms. Rushing, age 64, is Managing Director of Merryck & Co. Americas, LLC, a global executive coaching and mentoring firm. From May 2006 to December 2019, she was Corporate Vice President and Chief Human Resources Officer of Equifax Inc. (NYSE: EFX). Prior to that, from April 1996 to June 2005, she was Senior Vice President, Chief Human Resources Officer at The Coca-Cola Company (NYSE: KO). Ms. Rushing currently serves on the board and compensation committee of 2U, Inc. (Nasdaq: TWOU) and is an external board advisor for Spencer Stuart Consulting Firm. She also is board, chair emeritus for The Society for Human Resource Management. Ms. Rushing holds a B.S. in Industrial Psychology from East Carolina University and an M.Ed. in Human Resources and Counseling from The George Washington University.

There have been no transactions in which the Company has participated and in which Ms. Rushing had a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

A copy of the press release regarding the appointment of Ms. Rushing to the Board is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release dated March 16, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENEFITFOCUS, INC.

Date: March 16, 2021	/s/ Stephen M. Swad
Stephen M. Swad
Chief Executive Officer